UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 7, 2026

DEVVSTREAM CORP.
(Exact name of registrant as specified in its charter)

Alberta, Canada	001-40977	86-2433757
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2108 N St., Suite 4254 Sacramento, California (Address of principal executive offices)	95816 (Zip Code)
(647) 689-6041
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares	DEVSF	OTCPK

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of a Material Definitive Agreement.

On July 7, 2026, DevvStream Corp. (formerly known as DevvStream Holdings, Inc., “DevvStream” or the “Company”) and Karbon-X Corp. (“Karbon-X”) entered into a Mutual Termination Agreement (the “Termination Agreement”), pursuant to which the parties mutually agreed to terminate the Carbon Credit Forward Purchase Agreement, dated October 28, 2024 (the “Purchase Agreement”), by and between DevvStream and Karbon-X, in its entirety.

Under the Purchase Agreement, Karbon-X agreed to sell and deliver to DevvStream certain CDR Global Artisan C-Sink or Industrial C-Sink verified greenhouse gas offset or carbon credits (the “C-Sink Credits”) for an aggregate purchase price of USD $2,892,000 at USD $120.00 per unit. As consideration for the C-Sink Credits, DevvStream agreed to issue 444,923 common shares of DevvStream Corp. (the “Consideration Shares”) at a deemed price of USD $6.50 per share. As of the date of the Termination Agreement, neither DevvStream nor Karbon-X had performed any obligations under the Purchase Agreement. Accordingly, the parties mutually agreed to terminate the Purchase Agreement with no penalty to either party thereby eliminating any and all further obligations or liabilities under the Purchase Agreement.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Mutual Termination Agreement, dated July 7, 2026, by and between DevvStream Holdings, Inc. and Karbon-X Corp.
104	Cover page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 9, 2026
DEVVSTREAM CORP.

	By:	/s/ Sunny Trinh
	Name:	Sunny Trinh
	Title:	Chief Executive Officer